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                                  EXHIBIT 15

                           STATE STREET CORPORATION

                Independent Accountants' Acknowledgement Letter

The Stockholders and Board of Directors
State Street Corporation

We are aware of the incorporation of reference in Registration Statements (Form S-3: Nos. 333-16987, 333-34516, 333-34516-01, 333-34516-02, 333-34516-
03, 333-2143, 33-49885, 333-49143, 333-49143-01, 333-49143-02, 333-49143-03
and 333-53854 and Form S-8: Nos. 333-65281, 333-46678, 333-36409, 333-16979,
33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641, 2-68696 and 2-68698),
of our report dated April 17, 2001 relating to the unaudited consolidated interim financial statements of State Street Corporation which are included in its Form 10-Q for the quarter ended March 31, 2001.

                                                              Ernst & Young LLP

Boston, Massachusetts
May 2, 2001

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